News from Xerox FOR IMMEDIATE RELEASE
Public Relations Office: Xerox Square – 004 100 S. Clinton Ave. Rochester, NY 14644 585-423-5733

EXHIBIT A

XEROX HIGHLIGHTS GROWTH OBJECTIVES, EARNINGS EXPANSION THROUGH

INDUSTRY-LEADING DOCUMENT TECHNOLOGY AND SERVICES

“We’ve created an efficient, competitively advantaged, customer-focused business that will continue to win in the marketplace and add value for all our stakeholders”

NEW YORK, Nov. 22, 2004 – Xerox Corporation (NYSE: XRX), the global leader in document management, technology and services, continues to execute with precision on a business strategy that is driving revenue growth in key markets, increasing earnings and delivering shareholder value.

That momentum will continue to accelerate in 2005, said Xerox Chairman and Chief Executive Officer Anne M. Mulcahy in advance of the company’s annual Investor Conference to be held here today. Mulcahy will join other Xerox executives in reviewing the company’s accomplishments, opportunities for future growth and objectives for 2005 and 2006.

“Through effective and consistent execution, Xerox is delivering on all fronts by improving revenue trends, increasing profit margins, expanding our portfolio and distribution channels, and generating significant cash from operations,” said Mulcahy. “We’ve created an efficient, competitively advantaged, customer-focused business that will continue to win in the marketplace and add value for all our stakeholders.”

For full-year 2005, Mulcahy said she expects revenue to grow 3 percent and earnings in the range of 90 cents to $1 per share. This progress will continue the

Xerox 2004 Investor Conference / 2

following year with expectations of 5 percent revenue growth and a 15-20 percent increase in earnings per share for full-year 2006.

Xerox’s revenue growth strategy is aligned around creating new opportunities to expand its share of the $102 billion document market with new technology and service offerings for office and production environments, including affordable color printing for businesses of any size and accelerating the transfer of pages now printed on offset presses to digital systems.

Third-quarter revenue from Xerox’s targeted growth areas – office digital, production digital and value-added services – grew 7 percent year-over-year and now represents about 74 percent of the company’s revenue. The major declining areas of Xerox’s business, like older light lens copiers, were down 44 percent in the quarter and now represent only about 6 percent of total revenue.

With about 5 percent of the company’s revenue invested in research and development each year, Xerox has created the industry’s broadest portfolio of document management technology and services. The company launched 40 new systems this year including color and black-and-white digital presses, production copier/printers, office multifunction systems and printers that have earned more than 125 awards worldwide.

Offered at competitive prices, Xerox’s digital technology continues to fuel growth with about two-thirds of all equipment sales in the third quarter coming from products launched in the past two years. This technology is increasingly coupled with Xerox service offerings, contributing to double-digit annual growth from the company’s value-added services including consulting, imaging and content management for businesses small to large.

Xerox 2004 Investor Conference / 3

“In today’s demanding business world, every dollar counts. That’s why providing a solid return on investment for every technology-related purchasing decision is paramount for our customers,” said Mulcahy. “At Xerox, we’re competitively advantaged to provide this ROI by integrating our document management services with technology that improves productivity by simplifying work processes. We call it ‘Smarter Document ManagementSM’ and it’s proving to be the value proposition that differentiates Xerox from our competitors — attracting new customers and strengthening our relationships with existing ones. We’re in a class of our own and do not want for opportunity.”

Xerox’s unparalleled innovation in color technology — from production printers like the Xerox iGen3® Digital Production Press and DocuColor® series to the company’s proprietary solid ink Phaser® office color systems — continues to deliver significant growth with color revenue up 20 percent through the end of the third quarter. Revenue from color is expected to grow at about the same rate in 2005.

For Xerox, revenue per color page is more than five times greater than revenue per black-and-white page. With about 3 trillion total pages printed each year, advancements in digital color printing are driving rapid increases in color page volume, which is expected to grow at a compound annual rate of more than 20 percent.

In the production printing market where Xerox has placed more than 12,000 systems from its DocuColor 2000 series, more color pages are printed on Xerox technology than on any competitor’s devices. The Xerox iGen3 is driving even greater page volume with commercial printers transferring some jobs once produced on offset presses to the iGen3. And, the ability of the iGen3 to create personalized, short-run, high-quality color applications has created new business opportunities for customers, who on average print more than 400,000 pages per month on their iGen3 systems.

Xerox 2004 Investor Conference / 4

At the same time, Xerox is accelerating the use of color printing in office environments through new color-capable multifunction systems that combine the convenience and costs of a black-and-white device with the added benefit of color. Xerox has also increased its share in the color printing market by expanding its line of Phaser solid ink printers, which use fewer materials to produce color prints resulting in 90 percent less waste than comparable color laser printers.

“In addition to improving revenue trends, Xerox continues to strengthen its balance sheet through a lean and flexible business model that is generating significant operating cash flow,” said Mulcahy. Xerox has generated $900 million in operating cash flow through the third quarter of this year and is on track to deliver $1.5 billion for the year. The company expects to generate about $1 billion to $1.5 billion of operational cash flow in 2005.

Through the third quarter of this year, Xerox has reduced debt by $1 billion year over year. With further debt reductions expected next month, the company will have cut its debt in half since year-end 2000. Xerox ended the third quarter with $3.4 billion in cash, a year-over-year increase of $1.1 billion.

Mulcahy cited Xerox’s continued commitment to Lean Six Sigma process improvements as a driver of productivity and cost competitiveness, with the company achieving more than $100 million in profit from Lean Six Sigma projects that drive revenue, reduce costs and speed up work processes while improving quality.

“Our success in Lean Six Sigma has become another defining competitive advantage for Xerox,” added Mulcahy. “Not only has it strengthened Xerox’s bottom line but we’re also applying Lean Six Sigma methodology to help our customers reduce document costs and improve the efficiencies of their operations. Like us, customers want a positive bottom-line impact and they’re partnering with Xerox to get it.”

Xerox 2004 Investor Conference / 5

Xerox reiterated it remains on track to meet expectations of fourth-quarter earnings in the range of 20 cents to 22 cents per share, contributing to full-year earnings in the range of 83 cents to 85 cents per share.

-XXX-

Investor Contact:

To access the 2004 Investor Conference webcast and executive presentations, visit www.xerox.com/investor.

Media Contact:

Christa Carone, Xerox Corporation, by cell phone Nov. 22, 585-737-7653, christa.carone@xerox.com, after Nov. 22 at 585-423-5074.

Bill McKee, Xerox Corporation, 585-423-4476, bill.mckee@xerox.com

NOTE TO EDITORS: For more information on Xerox, visit www.xerox.com/investor or www.xerox.com/news. XEROX® is a trademark of XEROX CORPORATION.

This release contains forward-looking statements and information relating to Xerox that are based on our beliefs as well as assumptions made by and information currently available to us. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Actual results could differ materially from those projected in such forward-looking statements. Information concerning certain factors that could cause actual results to differ materially is included in the company’s third-quarter 2004 Form 10-Q filed with the SEC.